UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 14, 2023 (April 12, 2023)

GeneDx Holdings Corp.
(Exact name of registrant as specified in its charter)

Delaware		001-39482	85-1966622
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(I.R.S. Employer Identification No.)

333 Ludlow Street, North Tower			06902
Stamford,	Connecticut
(Address of Principal Executive Offices)			(Zip Code)
(800) 298-6470
Registrant's telephone number, including area code
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	WGS	The Nasdaq Global Select Market
Warrants to purchase one share of Class A common stock, each at an exercise price of $11.50 per share	WGSWW	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements with Certain Officers.

On April 14, 2023, GeneDx Holdings Corp. (the “Company”) announced the Company and Jason Ryan entered into an amendment on April 12, 2023 (the “Amendment”) to Mr. Ryan’s Executive Chairman Agreement, dated as of January 17, 2022 (the “Employment Agreement”), in order to extend the period of Mr. Ryan’s employment as Executive Chairman and amend the terms of Mr. Ryan’s employment, effective as of April 10, 2023.

The Amendment provides that for calendar year 2023 Mr. Ryan shall be employed 50% of his time by the Company and receive a base annual salary of $337,500 (the “Base Salary”), with an opportunity to receive an annual performance bonus for calendar year 2023 with a target amount equal to one hundred percent of the Base Salary. Except as set forth in the Amendment, the Employment Agreement will remain unmodified and in full force and effect.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No	Description
10.1	Amendment No. 1 to Executive Chairman Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GeneDx Holdings Corp.

Date:	April 14, 2023	By:	/s/ Katherine Stueland
		Name:	Katherine Stueland
		Title:	Chief Executive Officer